As filed with the Securities and Exchange Commission on July 19, 2002
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                VISCOUNT SYSTEMS, INC.
                (Exact Name of Registrant as Specified in Its Charter)


       NEVADA                                                   88-0498783
State or Other Jurisdiction of                                (IRS Employer
Incorporation or Organization)                            Identification Number)

                                 4585 TILLICUM STREET
                               BURNABY, BRITISH COLUMBIA
                                    CANADA V5J 3J9
                                    (604) 327-9446

(Address and Telephone Number of Principal Executive Offices and Principal Place
                                      of Business)

                                 2001 STOCK OPTION PLAN

(Name, address and telephone number for service)         With Copies to:
                    Stephen Pineau                    Edward L. Mayerhofer
                President and Director                   Morton & Company
                 Viscount Systems Inc.               Barristers & Solicitors
                 4585 Tillicum Street              1200 - 750 West Pender Street
              Burnaby, British Columbia             Vancouver, British Columbia
                   CANADA  V6C 1Z7                         CANADA  V6C 2T8
                   (604) 377-5890                          (604) 681-1194


                            CALCULATION OF REGISTRATION FEE

                                                                  Proposed         Proposed
                                                                  Maximum          Minimum
                                                                  Offering        Aggregate     Amount of
       Title of Each Class of          Amount to Be               Price Per       Offering     Registration
   Securities To Be Registered(1)       Registered                 Share            Price          Fee
Viscount Systems, Inc.
2001 Stock Option Plan
     Common Stock $0.001 par value     1,255,000                   $0.65(2)       $815,750      $ 75.05
     Common Stock $0.001 par value       245,000                   $0.72(3)       $176,400      $ 16.23
                                                                                                -------
TOTAL                                  1,500,000                                                $ 91.28

(1) Consists of common shares of Viscount to be issued or delivered under the Viscount 2001 Stock Option Plan. Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar events.

(2) Represents the exercise price of options granted pursuant to the Viscount 2001 Stock Option Plan, which are outstanding and unexercised as at the date of this registration statement.

(3) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, for options not yet granted, and based upon the average of the high and low trading prices for a common share of Viscount as reported on the OTC Bulletin Board quotation service on July 15, 2002.

EXPLANATORY NOTE

We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 1,500,000 common shares of Viscount Systems Inc. ("Viscount") which have been reserved for issuance under Viscount's Stock Option Plan dated December 21, 2001 (the "Plan").

This Registration Statement also registers the reoffer and resale of up to 875,000 common shares by certain shareholders of Viscount (the "Selling Shareholders") who may acquire such common shares upon exercise of their options granted pursuant to the Plan. Such common shares when acquired by the Selling Shareholders will be deemed to be "control securities" as defined in the instructions to Form S-8. These securities may be reoffered and resold on a continuous or delayed basis in the future under Rule 415 of the Securities Act. The number of shares included in the reoffer represents the total shares that may be acquired upon exercise of options granted to the Selling Shareholders, and does not represent a present intention to sell all such shares. All sales of "control securities" will be subject to volume limitations as described in the "reoffer prospectus" forming part of this Form S-8.

This Registration Statement contains two parts. The first part contains a "reoffer prospectus" prepared in accordance with Part I of Form S-3 under the Securities Act. The second part contains information required in the Registration Statement pursuant to Part II of Form S-8. Pursuant to the Note to
Part I of Form S-8, the information relating to the Plan specified by Part I is not filed with the United States Securities and Exchange Commission (the "Commission"), but documents containing such information have been or will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 or
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                          [OUTSIDE FRONT COVER PAGE]

This Prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state, province or other jurisdiction where the offer or sale would be unlawful.



                                PROSPECTUS


                           VISCOUNT SYSTEMS, INC.

                            875,000 COMMON SHARES

This reoffer prospectus (the "Prospectus") relates to 875,000 common shares reserved for issuance, which may be offered and sold to the public by the selling shareholders, who have, or may in the future, acquire the common shares under Viscount's 2001 Stock Option Plan. The selling shareholders may not have a present intention to sell all or any shares acquired under the Plan and sales by the selling shareholders are subject to volume limitations.

The price at which a selling shareholder may sell a common share will be determined by the prevailing market price for a common share or through a privately negotiated transaction. Viscount will not receive any of the proceeds from the sale of the common shares, however we will receive the proceeds from the exercise by the Selling Shareholders of the options granted under the Plan.

Our common stock is not listed on a national securities market or the Nasdaq Stock Market. Our common stock is quoted on the Over-the-Counter Bulletin Board under the trading symbol "VSYS".

The mailing address of our principal executive offices is 4585 Tillicum Street, Burnaby, British Columbia, V5J 3J9 and our telephone number is (604) 327-9446.

YOU SHOULD CAREFULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON SHARES, WHICH ARE DISCUSSED BEGINNING ON PAGE 3 OF THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS/FORWARD-LOOKING STATEMENTS."

The common shares offered or sold under this Prospectus have not been approved or disapproved by the United States Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offence.


                  The date of this Prospectus is July 19, 2002.

NOTE: No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling shareholder or by any other person. Neither the delivery of this

Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                                  TABLE OF CONTENTS

                                                                           PAGE

VISCOUNT SYSTEMS, INC                                                         3
RISK FACTORS                                                                  3
FORWARD-LOOKING STATEMENTS                                                    5
USE OF PROCEEDS                                                               5
DILUTION                                                                      5
PLAN OF DISTRIBUTION                                                          5
SELLING SHAREHOLDERS                                                          6
EXPERTS                                                                       6
FURTHER INFORMATION                                                           6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                               7
DISCLOSURE OF COMMISSION POSITION ON INDEMNITY                                8

                               VISCOUNT SYSTEMS, INC.

We are a manufacturer and distributor of intercom and access control security products. Our intercom and access control systems are installed in buildings throughout North America. Most of our current revenues are generated from the manufacture and distribution of these products. We are also in the process of bringing to market a new intercom and access control security product called MESH (Multi-media Embedded Security Hub). MESH is a proprietary security product that uses current software and hardware technology to significantly reduce the cost of ownership of an intercom and access control system while increasing functions and operational capacity. The MESH concept is designed to replace existing access control products that are based on an industry wide technology that is thirty years old.

Our business is principally operated through our wholly owned subsidiary, Viscount Communication & Control Systems Inc. Our principal executive offices are located at 4585 Tillicum Street, Burnaby, British Columbia, Canada V6C 1Z7, and our phone number is (604) 327-9446.


                                  RISK FACTORS

You should carefully consider the following factors and other information in this prospectus and in our quarterly and annual reports on Forms 10-QSB and 10-KSB when you evaluate our business and the forward-looking statements that we make in this prospectus.

Our business plan requires additional financing in order to fund expenses associated with the development and commercialization of our MESH system. If we are unable to obtain additional financing our future growth will be jeopardized.

Our business consists of the manufacturing and sale of our legacy security access control product line including EnterphoneTM and EmerphoneTM and the commercialization of our new MESH product. Primarily as a result of expenses associated with the development and commercialization of the MESH technology, we have incurred a loss of $43,782 for the fiscal year ended December 31, 2001 compared to a loss of $87,944 for the same period in 2000. In order to sustain our commercialization of the MESH technology prior to achieving any significant revenues from the sales of the MESH products, we may require additional funds, including by way of an equity based financing. If we are not successful at raising these additional funds, we will have to reduce expenses associated with the development and commercialization of the MESH technology in order to avoid continued losses. The ability to raise additional financing is subject to market conditions. A reduction in development and commercialization expenses will result in a delay in the marketing of the MESH technology and any resulting revenue growth, which would adversely affect the value of an investment in our common stock.

Our MESH technology has a limited history of sales and we cannot be certain that the market will provide sufficient support to generate an economically viable level of sales. We may not be successful at achieving a profitable level of sales of our MESH technology.

The success of our business plan is largely contingent upon our ability to successfully market our MESH technology. The building access control industry is currently based upon well established and reliable technology that our MESH technology is designed to replace. Our new technology has only recently been available commercially and accordingly has limited sales. It is too soon to determine whether the building access control industry will be receptive to the new technology or whether we will be able to gain a significant level of commercial acceptance of our MESH product. If we are unsuccessful at marketing and selling our product in sufficient quantities, the value of an investment in our common stock will likely decrease.

Other companies with greater resources than we have are currently developing or have commercially available products that use similar technology to our MESH product, and we may lose potential market share as a result.

Our MESH access control product is based on intelligent access card readers, which use commercially available programmable microchip technology. Due to increasing availability and decreasing price of programmable microchips, the development and commercialization of "intelligent" access control systems is not unique to us. There are other companies that have developed or are developing similar products that use intelligent cards and card readers that will be competing with us in the access control industry. These competitors may have substantially greater financial, technical, marketing, and management resources than we have. Our ability to compete successfully will depend on several factors including timing of taking our MESH product to market and our ability to educate and use existing sales channels and develop new sales channels. To the extent that our requirement for additional financing may cause delays in the marketing of our MESH product, this may provide some of our better funded competitors with a competitive advantage in their ability to access the markets before us. To the extent that our competitors have more resources to market products based on similar technology, we may lose market share which would decrease the value of an investment in our common stock, or may cause you to lose your investment.

Sales of our legacy product line, including the EnterphoneTM, are not increasing significantly and accordingly our ability to grow will depend on the success of our MESH technology, which has yet to be proven as a commercially viable product in the market place.

Our existing product line of intercom and access control products, including Enterphone, has experienced no significant growth in the recent past. For the last two fiscal years net sales totaled $3,238,518 for fiscal 2001, compared with $3,579,781 for fiscal 2000, and $700,754 for the three month period ended March 2002, compared with $842,472for the same period in 2001. Our existing intercom and access control products compete in a mature market that is based on well established technologies and it will be difficult to increase market share without incurring significant marketing and sales expenses. In addition, new technologies may make our existing product lines obsolete. Accordingly, we believe our prospects for future growth are largely dependent on the success of our MESH technology. The value of an investment in our common stock may decrease if we are not successful in generating sufficient sales of our MESH product.

The loss or unavailability of Stephen Pineau, our President and Chief Executive Officer for an extended period of time could adversely affect our business operations and prospects.

Our success depends, to a significant degree, upon the effort and skill of Stephen Pineau, our president and chief executive officer. We do not maintain key man insurance on Mr. Pineau. Due to his knowledge of our operations and products, the loss, incapacity, or unavailability of Mr. Pineau could have a material adverse effect on the business, financial condition or results of our operations, which would likely result in a decrease in the value of an investment in our common stock.

Because our common stock trades at prices below US$5.00 per share, and because we will not be listed on a national exchange, there are additional regulations imposed on broker-dealers trading in our shares that may make it more difficult for you to resell our shares.

Because of rules that apply to shares with a market price of less than US$5.00 per share, known as the "penny stock rules", investors in this offering will find it more difficult to sell their securities. The penny stock rules currently apply to trades in our shares. These rules in most cases require a broker-dealer to deliver a standardized risk disclosure document to a potential purchaser of the securities, along with additional information including current bid and offer quotations, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

Our directors and officers hold 26.49% of our common stock and acting together may have the ability to control management and affairs of Viscount and to deter changes in control.

Our directors and officers collectively hold 26.49% of our current issued and outstanding voting shares. As a result, such persons, acting together, may have the ability to control most matters submitted to our stockholders for approval, including the election and removal of directors, and to control the management and affairs of Viscount. In addition, our Articles of Incorporation include provisions that management can use to retain control over Viscount.
Accordingly, such concentration of ownership, coupled with management friendly anti-takeover provisions, may have the effect of delaying, deferring or preventing a change in control of Viscount, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which limits the ability of our stockholders to participate in opportunities that may increase the value of their stock.


                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling shareholders. We will receive proceeds from the selling shareholders upon their exercise of options to acquire the common stock being offered hereunder. Because the timing of our receipt of these proceeds is uncertain, we have no specific plan for their use. The options were granted pursuant to our 2001 Stock Option Plan.

                                   DILUTION

Because the selling shareholders will offer and sell the common shares covered by this prospectus at various times at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions, we have not included information about the dilution (if any) to the public arising from these sales.

                             PLAN OF DISTRIBUTION

The sale or distribution of the common stock covered by this prospectus may be effected directly to purchasers by the selling shareholders from time to time in the over-the-counter market at prices determined by them at the time of sale. Trades may also be effected through securities dealers authorized to post quotations on the Over-the-Counter Bulletin Board. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this prospectus; (c) an over-the-counter sale in accordance with the rules applicable to such sales; (d) in ordinary brokerage transactions or transactions in which the broker solicits purchasers; (e) in transactions otherwise than on any stock exchange or in the over-the-counter market; and (f) pursuant to Rule 144. Any of these transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholder, or by agreement between the selling shareholder and underwriters, brokers, dealers or agents, or purchasers. There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated prior to the sale. The selling shareholders, and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of the common stock by them and any discounts, concessions or commissions received by any underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

The offer and sale of our common stock offered under this prospectus will commence promptly upon the date of this prospectus in those jurisdictions where we are legally permitted to offer and sell the common stock. We will continue the offering until all of the shares are sold or until we terminate the offering. There are no pre-existing contractual agreements for any person to purchase the shares.

                           SELLING SHAREHOLDERS

The common shares to which this prospectus relates are being registered for reoffers and resales by the selling shareholders who may acquire such common shares under the Viscount 2001 Stock Option Plan as applicable. The shares acquired by such selling shareholders pursuant to the Plan will constitute "control securities", and as such require the use of this reoffer prospectus in order to be resold. "Control securities" include securities acquired under a registration statement by affiliates of the company. Control securities may be included in a reoffer prospectus only if they have been or will be acquired by the selling security holder pursuant to an employee benefit plan. The affiliates of Viscount named below may use this reoffer prospectus to offer and sell the number of control securities listed below upon exercise of their options granted pursuant to the 2001 Stock Option Plan. The number of control securities listed below represents the maximum number of shares that may be acquired and subsequently reoffered, upon exercise of stock options by the named individuals. The below amounts should not be construed as a present intention to sell the number of shares being registered for reoffer.


--------------------------------------------------------------------------------------------------------------------
                                                                                                     Percentage of
                         Number of Shares                                  Number of Shares             Shares
                          Beneficially          Maximum Number            Beneficially Owned          Beneficially
Name of Selling          Owned Prior to         of Shares being             After to the              Owned After
  Shareholder             the Offering             Offered                   Offering                 Offering[5]
--------------------------------------------------------------------------------------------------------------------
Stephen Pineau             1,700,000[1]           450,000[4]               1,250,000                      8.04%
President, CEO and
Director
--------------------------------------------------------------------------------------------------------------------

Greg Shen                  3,150,000[2]           400,000[4]               2,750,000                     17.74%
Chairman of the Board
and Director
--------------------------------------------------------------------------------------------------------------------

Les Fong                      25,000[3]            25,000[4]                       0                      0%
Chief Financial Officer
--------------------------------------------------------------------------------------------------------------------

[1] This number includes 450,000 shares not currently outstanding but immediately issuable upon exercise of options granted pursuant to the 2001 Stock Option Plan.
[2] This number includes 400,000 shares not currently outstanding but immediately issuable upon exercise of options granted pursuant to the 2001 Stock Option Plan.
[3] This number is based on the issuance of 25,000 shares not currently outstanding but immediately issuable upon exercise of options granted pursuant to the 2001 Stock Option Plan.
[4] These shares may be reoffered upon exercise of the options granted to the named selling shareholders pursuant to the 2001 Stock Option Plan.
[5] Calculated based on 15,100,000 shares issued and outstanding plus the maximum number of shares issuable upon the exercise of options by each selling shareholder.

Sales of shares under this prospectus by each of the selling shareholders named above within any three month period may not exceed 1% of the then outstanding shares of our common stock.


                                   EXPERTS

The consolidated financial statements of Viscount as at December 31, 2001 and for each of the fiscal years in the two year period ended December 31, 2001 are incorporated herein by reference from Viscount's annual report on Form 10-KSB, in reliance upon the report of KPMG LLP, independent auditors, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

QED Law Group, P.L.L.C. has provided a legal opinion in connection with the validity of the shares being issued under the 2001 Stock Option Plan. Neither KPMG LLP nor QED Law Group, P.L.L.C. was retained on a contingent basis, and neither will receive a direct or indirect interest in Viscount.

                              ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of the information on file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, the Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We began filing documents with the Commission electronically September 5, 2001. Our filings with the Commission are also available to the public from commercial document retrieval services. Some of our filings are available at http://www.viscount.com.

We filed a Registration Statement on Form S-8 to register with the Commission the common shares offered by this Prospectus. This document is a part of that Registration Statement and constitutes a prospectus of Viscount. As permitted by Commission rules, this document does not contain all the information you can find in the Registration Statement or exhibits to the Registration Statement.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document or a document subsequently filed by us. This document incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial performance.

-----------------------------------------------------------------------------------------------------
      Filings of Viscount                                                       Period/Date
  (Commission File No. 0-49746)
-----------------------------------------------------------------------------------------------------
o Annual Report on Form 10-KSB                                 Year ended December 31, 2001

o Quarterly Reports on Form 10-QSB                             Quarter Ended March 31, 2002

o Section entitled "Description of Securities" on Page 29      Filed with the SEC on November 9, 2001
  of the registration statement on Form SB-2 (Commission
  File No. 333-68998), as amended, which was incorporated
  by reference into Viscount's registration statement on
  Form 8-A dated April 23, 2002
-----------------------------------------------------------------------------------------------------

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference into this Prospectus.

Copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this document, are available from us, at no cost, by writing or telephoning us at:

               Mr. Les Fong, Chief Financial Officer
               Viscount Systems, Inc.
               4585 Tillicum Street
               Burnaby, British Columbia
               Canada V6C 1Z7
               Tel. (604) 327-9446

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of that document, regardless of the time of delivery of this prospectus or of any sale of common shares.


                  DISCLOSURE OF COMMISSION POSITION ON INDEMNITY

As authorized by Section 78.751 of the Nevada General Corporation Law, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of Viscount as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Our Articles of Incorporation provide that we will indemnify our directors to the full extent permitted by applicable corporate law now or hereafter in force. However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. We will advance expenses for such persons pursuant to the terms set forth in the By-laws, or in a separate Board resolution or contract.

Our By-laws provide that our officers and directors shall be indemnified and held harmless against all losses, claims, damages, liabilities, expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director or officer, or he or she was serving at our request as a director, officer, partner, trustee, employee or agent.

Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of Viscount and shall enure to the benefit of the indemnitee's heirs, executors and administrators.

The effect of these provisions is potentially to indemnify Viscount's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Viscount.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Viscount pursuant to the foregoing provisions, or otherwise, Viscount has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents or extracts of documents, which previously have been filed by Viscount with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

(a) Viscount's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the Commission on March 28, 2002;

(b) Viscount's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2002, filed with the Commission on May 14, 2002;

(c) The section entitled "Description of Securities" contained on page 29 of Viscount's registration statement on Form SB-2 filed with the Commission (Commission File No. 333-68998) on November 9, 2001, which was incorporated by reference in Viscount's registration statement on Form 8-A filed April 24, 2002.

(d) All other reports filed by Viscount pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e) All documents filed by Viscount pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, such documents to form a part hereof, commencing on the respective dates on which the documents are filed.

For purposes of this Registration Statement, any document or any statement deemed to be incorporated by reference herein or contained in an Incorporated Document shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares registered herein are being issued to the consultants and employees for services provided to Viscount. Neither Viscount's accountants nor any other experts named in the registration statement has any equity or other interest in Viscount. Neither KPMG LLP nor QED Law Group, P.L.L.C. was retained on a contingent basis, and neither will receive a direct or indirect interest in Viscount.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The information with respect to the indemnification of Directors and Officers is incorporated from Viscount's reoffer prospectus accompanying this Form S-8 in the section entitled "Disclosure of Commission Position on Indemnity".

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Page 2

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

The presently issued and outstanding stock options granted under the Viscount 2001 Stock Option Plan were granted in reliance on Regulation S promulgated under the Securities Act of 1933, which provides an exemption from the registration requirements for securities offered and sold by an issuer to non-U.S. residents that were outside of the United States at the time the offer and sale was made. Pursuant to Interpretation G(61) of the SEC Manual of Publicly Available Telephone Interpretations, the shares underlying these options may be registered at any time prior to exercise.


ITEM 8.  EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit table in Item 601of Regulation S-B):

4.1      Articles of Incorporation (1)

4.2      Bylaws (1)

5.1      Opinion of QED Law Group, P.L.L.C.

10.4     2001 Stock Option Plan(2)

23.1     Consent of KPMG LLP

23.2     Consent of Counsel (see Exhibit 5.1)


(1) Incorporated by reference from the registrant's registration statement on Form SB-2 filed with the Securities and Exchange Commission (Commission File No. 333-68998) on November 9, 2001.

(2) Incorporated by reference from the registrant's registration statement on Form SB-2 filed with the Securities and Exchange Commission (Commission File No. 333-68998) on February 14, 2002.

ITEM 9. UNDERTAKINGS.

(1)   The undersigned Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Viscount pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


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Page 3

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Viscount's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Viscount pursuant to the foregoing provisions, or otherwise, Viscount has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Viscount of expenses incurred or paid by a director, officer or controlling person of Viscount in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Viscount will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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Page 4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Viscount certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 19th day of July, 2002.





VISCOUNT SYSTEMS, INC.

By:  /s/ Stephen Pineau
-------------------------------------
Stephen Pineau
President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature and Title                                             Date



/s/ Stephen Pineau____________                                  July 19, 2002
-------------------------------------
Stephen Pineau
President, Chief Executive Officer and Director


/s/ Les Fong     ____________                                   July 19, 2002
-------------------------------------
Les Fong
Chief Financial Officer and Principal Accounting Officer


/s/ Greg D.C. Shen____________                                  July 19, 2002
-------------------------------------
Greg D.C.Shen
Chairman of the Board and Director

                                      Exhibit 5.1


VIA FACSIMILE AND MAIL

July 19, 2002

Edward L. Mayerhofer
Morton & Company
Barristers & Solicitors
1200 - 750 West Pender Street
Vancouver, British Columbia V6C 2T8
CANADA

Stephen Pineau
President and Director
Viscount Systems, Inc.
4585 Tillicum Street
Burnaby, British Columbia V6C 1Z7
CANADA

   Re:   Viscount Systems, Inc.;
         Registration Statement on Form S-8

Gentlemen:

We have acted as special US securities counsel to Morton & Company with respect to its representation of Viscount Systems, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,500,000 shares (the "Plan Shares") of the Company's common stock, par value of $.001 per share, which will be issuable under the Viscount Systems, Inc. 2001 Stock Option Plan (the "Plan"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) the Plan; (e) certain records of the Company's corporate proceedings as reflected in its minute books; and (f) such statutes, records, agreements, certificates and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies thereof, and the truthfulness of the statements and representations contained therein. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, we are of the opinion that the Plan Shares, when issued pursuant to the terms of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to this firm included in or made a part of the Registration Statement.

Very truly yours,

QED Law Group, P.L.L.C.



/s/ Shea Wilson

                                   Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The Board of Directors
Viscount Systems Inc.

We consent to the use of our report dated February 8, 2002, with respect to the consolidated balance sheets of Viscount Systems Inc. as of December 31, 2001 and 2000, and the related consolidated statements of stockholders' equity, operations and cash flows for each of the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP (signed)

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
July 19, 2002